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                                                                  EXHIBIT 3.1(c)

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 PAYTRU$T, INC.


         Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "GCL"), as amended, the undersigned, being the president of Paytru$t, Inc., does hereby certify:

         1. The name of the corporation is Paytru$t, Inc. The corporation was originally incorporated under the name Secure Commerce Services, Inc. The date of filing of the original Certificate of Incorporation of the corporation was January 22, 1999.

         2. The text of the Amended and Restated Certificate of Incorporation, as amended, is hereby restated and further amended and supplemented to read as follows:

         FIRST: NAME: The name of the corporation (herein referred to as the "CORPORATION") is PAYTRU$T, INC.

         SECOND: REGISTERED OFFICE AND AGENT: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: PURPOSES: The nature of the business of the Corporation is to engage in any lawful acts or activities for which corporations may be organized under the GCL and to possess and exercise all of the powers and privileges granted under such law and the other laws of the State of Delaware.

         FOURTH: AUTHORIZED CAPITAL: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 105,000,000 divided into two (2) classes, the first class consisting of 100,000,000 shares of common stock, $.0001 par value per share (the "COMMON STOCK"), or an aggregate par value of $15,000 and the second class consisting of 5,000,000 shares of preferred stock, $0.0001 par value per share (the "PREFERRED STOCK"), or an aggregate par value of $500. The Corporation's board of directors is hereby expressly authorized to provide by resolution or resolutions from time to time for the issue of the Preferred Stock in one or more series, the shares of each of which series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be permitted under the GCL and as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors pursuant to the authority expressly vested in the board of directors hereby.
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         FIFTH: DIRECTORS.

         A. The business and affairs of the Corporation shall be managed by or under the direction of a board of directors consisting of such total number of authorized directors as shall be fixed by, or in the manner provided in, the bylaws. The board of directors shall be divided into three classes, as nearly equal in number as may be possible, one class to be originally elected for a term ending upon the annual meeting of stockholders held in 2001, another class to be originally elected for a term ending upon the annual meeting of stockholders held in 2002 and another class to be originally elected for a term ending upon the annual meeting of stockholders held in 2003. At each succeeding annual meeting of stockholders beginning with the annual meeting of stockholders held in 2001, successors to the class of directors whose term expires at such annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, incapacitation or removal from office, and except as otherwise required by law.

         B. Any director elected to fill a vacancy shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which such director has been elected expires, and until such director's respective successor is elected, except in the case of the death, resignation or removal of such director. A director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         C. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the term of this certificate of incorporation applicable thereto and such directors so elected shall not be divided into classes pursuant to this Fifth Article, in each case unless expressly provided by such terms.

         SIXTH: BYLAWS. In furtherance of and not in limitation of powers conferred by statute, it is further provided that the Board is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

         SEVENTH: LIMITATION ON LIABILITY. No director of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.


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         If the GCL or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director provided by the foregoing provisions of this Article Seventh.

         Any repeal of or amendment to this Article Seventh shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment.

         EIGHTH: INDEMNIFICATION. To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) (a "PROCEEDING") because such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) ("EXPENSES"), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.

         To the extent permitted by law, the Corporation may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding because such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.

         The Corporation may advance Expenses incurred by a director or officer in defending any Proceeding in advance of the final disposition of such Proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance Expenses incurred by an employee or agent in defending any Proceeding in advance of the final disposition of such Proceeding upon such terms and conditions, if any, as the Board deems appropriate.

         NINTH: ACTION BY STOCKHOLDERS. Effective immediately upon the Corporation becoming subject to the periodic reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, with respect to any class of its capital stock:

         A. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting; and

         B. The power of the stockholders to consent in writing, in lieu of a meeting, to the taking of any action is specifically denied.


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         C. Special meetings of the stockholders of the Corporation may be called only by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors, the chairman of the board of directors, the president or the chief executive officer.

         This Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the GCL. In lieu of a meeting and vote thereat of the stockholders, the stockholders of the Corporation adopted this Certificate of Incorporation by written consent pursuant to Section 228 of the GCL.


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         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Incorporation to be signed by its President this ____ day of _________, 2000.

                                   PAYTRU$T, INC.


                                   By:      ______________________________(SEAL)
                                            Name:  Flint A. Lane
                                            Title:  President